EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
~ Company Projects Double Digit Revenue and Earnings Growth in 2021 ~

ST. LOUIS (February 25, 2021) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter and year ended December 31, 2020.

Financial Highlights

For the quarter ended December 31, 2020:
•Services revenues excluding reimbursable expenses increased 13% to $158.9 million from $140.5 million in the fourth quarter of 2019;
•Total revenues increased 12% to $162.6 million from $145.2 million in the fourth quarter of 2019;
•Net income decreased 29% to $8.4 million from $11.8 million in the fourth quarter of 2019, reflecting, among other things, an adjustment to fair value of contingent consideration resulting from performance above expectations by each of our three 2020 acquisitions, increased amortization expense and increased interest expense, partially offset by improved operating results;
•GAAP earnings per share results on a fully diluted basis decreased 28% to $0.26 from $0.36 in the fourth quarter of 2019, primarily as a result of the decrease in net income discussed above;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 31% to $0.76 from $0.58 in the fourth quarter of 2019; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 32% to $35.0 million from $26.5 million in the fourth quarter of 2019.

For the year ended December 31, 2020:
•Services revenues excluding reimbursable expenses increased 10% to $599.5 million from $546.4 million in 2019;
•Total revenues increased 8% to $612.1 million from $565.5 million in 2019;
•Net income decreased 19% to $30.2 million from $37.1 million in 2019, reflecting, among other things, an adjustment to fair value of contingent consideration resulting from performance above expectations by each of our three 2020 acquisitions, increased amortization expense, a loss on debt extinguishment, increased acquisition costs and increased interest expense, partially offset by improved operating results;
•GAAP earnings per share results on a fully diluted basis decreased 19% to $0.93 from $1.15 in 2019, primarily as a result of the decrease in net income discussed above;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 21% to $2.50 from $2.07 in 2019; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 22% to $116.3 million from $95.0 million in 2019.

“In a year marked by uncertainty, challenge and change, Perficient's performance was strong and our momentum accelerated,” said Jeffrey Davis, chairman and CEO. “The pandemic's impact on businesses varied across industries, but its most profound, universal and long-lasting effect was that it made enterprises immediately and acutely aware that digital transformation was required now and permanently. In this environment of increasing customer spend, we're anticipating another year of margin expansion, accelerating revenue, and earnings growth as we continue to aggressively grow our global delivery teams.”

Other Highlights

Among other recent achievements, Perficient:

•Was recognized as a “Leader” in the 2021 Global Outsourcing 100 by the International Association of Outsourcing Professionals (IAOP), naming Perficient one of the world's best outsourcing service providers and advisors;
•Named Tom Hogan President, in addition to his existing role of Chief Operating Officer;

•Appointed five Area Vice Presidents, expanding Perficient's executive leadership team to drive continued growth and operational excellence across the company while delivering superior solutions for clients;
•Announced that 10 colleagues were designated as Sitecore Most Valuable Professionals (MVPs). Perficient also achieved the Sitecore Content Hub Specialization, further enabling unified customer experiences;
•Achieved the Diamond Level Partner status with OneStream, representing exceptional solution delivery and commitment to customer success;
•Was listed in the Forrester “New Wave: Computer Vision Consultancies, Q4 2020” report, which identified Perficient as one of “13 providers that matter most” with proficiency in AI strategy development and documentation automation;
•Was included in the Forrester “Now Tech: Commerce Services, Q4 2020” report as a provider with a focus on experience and operations, able to build commerce experiences for enterprises and provide services that help build out these experiences around order management, inventory management, and payment gateways;
•Launched Perficient Bright Paths, a program designed to advance STEM education and career opportunities for underrepresented constituencies and communities; and
•Was named a Top Workplace by the Detroit Free Press, adding to 2020 best workplace distinctions awarded in St. Louis, Charlotte, Atlanta, Chicago, Southern California, and Minnesota.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its first quarter 2021 revenue to be in the range of $165 million to $168 million. First quarter GAAP earnings per share is expected to be in the range of $0.31 to $0.34. First quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $0.65 to $0.68.

Perficient is providing full year 2021 revenue guidance in the range of $670 million to $704 million, 2021 GAAP earnings per share guidance in the range of $1.57 to $1.72 and 2021 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance in the range of $2.85 to $3.00.

Conference Call Details

Perficient will host a conference call regarding fourth quarter and full year 2020 financial results today at 11 a.m. Eastern.

WHAT: Perficient Reports Fourth Quarter and Full Year 2020 Results
WHEN: February 25, 2021, at 11 a.m. Eastern
CONFERENCE CALL NUMBERS: 855-246-0403 (U.S. and Canada); 414-238-9806 (International)
PARTICIPANT PASSCODE: 7685538
REPLAY TIMES: February 25, 2021, at 2 p.m. Eastern, through Thursday, March 4, 2021, at 2 p.m. Eastern
REPLAY NUMBER: 855-859-2056 (U.S. and Canada); 404-537-3406 (International)
REPLAY PASSCODE: 7685538

About Perficient
Perficient is a leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2021. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)the impact of the COVID-19 pandemic on our business;
(4)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(5)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. obtaining favorable pricing to reflect services provided;
f. risk of loss of one or more significant software vendors;
g. maintaining a balance of our supply of skills and resources with client demand;
h. changes to immigration policies;
i. protecting our clients’ and our data and information;
j. changes to tax levels, audits, investigations, tax laws or their interpretation;
k. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
l. maintaining effective internal controls;
(6)risks associated with managing growth organically and through acquisitions;
(7)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Services excluding reimbursable expenses	$158,917	$140,475	$599,473	$546,444
Reimbursable expenses	2,673	3,283	10,110	15,474
Total services	161,590	143,758	609,583	561,918
Software and hardware	964	1,401	2,550	3,609
Total revenues	162,554	145,159	612,133	565,527

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	97,536	87,727	373,057	347,585
Stock compensation	2,111	1,665	7,666	6,628
Total cost of revenues	99,647	89,392	380,723	354,213

Selling, general and administrative	30,028	30,938	122,803	122,920
Stock compensation	2,984	3,031	11,872	11,267
Total selling, general and administrative	33,012	33,969	134,675	134,187

Depreciation	1,437	1,266	5,430	4,447
Amortization	7,300	4,007	22,857	16,151
Acquisition costs	18	301	3,675	896
Adjustment to fair value of contingent consideration	5,726	611	9,519	301
Income from operations	15,414	15,613	55,254	55,332

Net interest expense	3,333	1,867	10,128	7,418
Loss on debt extinguishment	200	—	4,537	—
Net other expense (income)	277	7	260	(27)
Income before income taxes	11,604	13,739	40,329	47,941
Provision for income taxes	3,183	1,947	10,148	10,816

Net income	$8,421	$11,792	$30,181	$37,125

Basic net income per share	$0.27	$0.38	$0.95	$1.18
Diluted net income per share	$0.26	$0.36	$0.93	$1.15
Shares used in computing basic net income per share	31,773	31,411	31,793	31,344
Shares used in computing diluted net income per share	32,541	32,566	32,516	32,243

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$83,204	$70,728
Accounts receivable, net	133,085	129,118
Prepaid expenses	5,575	4,647
Other current assets	4,646	7,404
Total current assets	226,510	211,897
Property and equipment, net	11,902	12,170
Operating lease right-of-use assets	38,539	27,748
Goodwill	427,928	335,564
Intangible assets, net	63,571	37,953
Other non-current assets	17,311	15,160
Total assets	$785,761	$640,492

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,613	$23,081
Other current liabilities	103,267	61,503
Total current liabilities	128,880	84,584
Long-term debt, net	183,624	124,664
Operating lease liabilities	29,098	19,649
Other non-current liabilities	50,081	30,580
Total liabilities	391,683	259,477
Stockholders' equity:
Preferred stock	—	—
Common stock	50	49
Additional paid-in capital	459,866	455,465
Accumulated other comprehensive income (loss)	3,746	(2,650)
Treasury stock	(289,225)	(261,624)
Retained earnings	219,641	189,775
Total stockholders' equity	394,078	381,015
Total liabilities and stockholders' equity	$785,761	$640,492

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025, and on September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “2025 Notes” and the “2023 Notes,” respectively, and together, the “Notes”) in private placements to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discounts are being amortized to interest expense over the period from the issuance dates through the respective contractual maturity dates. Issuance costs related to the Notes were allocated pro rata based on the relative fair values of the liability and equity components. Issuance costs attributable to the liability component of the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of the company’s business performance.

Loss on Extinguishment of Debt
Perficient repurchased a portion of its 2023 Notes in 2020, which resulted in a loss on extinguishment of debt. Perficient believes that excluding this loss from its non-GAAP financial measures is useful to investors because the expense is infrequent and not reflective of the company’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expands into countries outside of the United States, and in particular as a result of our 2020 acquisition of Productora de Software S.A.S., based in Colombia, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude the shares that are issuable upon conversions of the Notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP Net Income	$8,421	$11,792	$30,181	$37,125
Adjustments:
Provision for income taxes	3,183	1,947	10,148	10,816
Amortization	7,300	4,007	22,857	16,151
Acquisition costs	18	301	3,675	896
Adjustment to fair value of contingent consideration	5,726	611	9,519	301
Amortization of debt discount and issuance costs	2,510	1,187	6,855	4,667
Loss on extinguishment of debt	200	—	4,537	—
Foreign exchange loss (gain)	275	12	267	56
Stock compensation	5,095	4,696	19,538	17,895
Adjusted Net Income Before Tax	32,728	24,553	107,577	87,907
Adjusted income tax (1)	7,920	5,917	26,356	21,098
Adjusted Net Income	$24,808	$18,636	$81,221	$66,809

GAAP Earnings Per Share (diluted)	$0.26	$0.36	$0.93	$1.15
Adjusted Earnings Per Share (diluted)	$0.76	$0.58	$2.50	$2.07

Shares used in computing GAAP Earnings Per Share (diluted)	32,541	32,566	32,516	32,243
Dilution offset from convertible note hedge transactions	(34)	(297)	(52)	—
Shares used in computing Adjusted Earnings Per Share (diluted)	32,507	32,269	32,464	32,243

(1) The estimated adjusted effective tax rate of 24.2% and 24.1% for the three months ended December 31, 2020 and 2019, respectively, and 24.5% and 24.0% for the year ended December 31, 2020 and 2019, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP Net Income	$8,421	$11,792	$30,181	$37,125
Adjustments:
Provision for income taxes	3,183	1,947	10,148	10,816
Net interest expense	3,333	1,867	10,128	7,418
Net other expense (income)	277	7	260	(27)
Depreciation	1,437	1,266	5,430	4,447
Amortization	7,300	4,007	22,857	16,151
Acquisition costs	18	301	3,675	896
Adjustment to fair value of contingent consideration	5,726	611	9,519	301
Loss on extinguishment of debt	200	—	4,537	—
Stock compensation	5,095	4,696	19,538	17,895
Adjusted EBITDA (1)	$34,990	$26,494	$116,273	$95,022

(1) Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q1 2021		Full Year 2021
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.31	$0.34	$1.57	$1.72
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.48	0.47	1.72	1.71
Tax effect of reconciling items	(0.14)	(0.13)	(0.44)	(0.43)
Adjusted EPS	$0.65	$0.68	$2.85	$3.00

(1) Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt discount and issuance costs, loss on extinguishment of debt, foreign exchange gains and losses, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Perficient currently expects its Q1 2021 and full year 2021 GAAP effective income tax rate to be approximately 21% and 25%, respectively. The Company's estimates of GAAP and adjusted fully diluted shares for 2021 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions and the potential impact from the conditional conversion features of our debt.

(in millions)	Q1 2021	Full Year 2021
GAAP Fully Diluted Shares	33.0	33.3
Non-GAAP adjustment (2):
Dilution offset from convertible note hedge transactions	(0.5)	(0.9)
Adjusted Fully Diluted Shares	32.5	32.4

(2) Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that such shares will be offset by the convertible note hedge transactions entered into in August 2020 and September 2018.